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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Metrocorp Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METROCORP BANCSHARES, INC.
9600 Bellaire Boulevard, Suite 252
Houston, Texas 77036

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 4, 2007

Shareholders of MetroCorp Bancshares, Inc.:

The 2007 Annual Meeting of Shareholders (the “Meeting”) of MetroCorp Bancshares, Inc. (the “Company”) will be held at the Company’s principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 4, 2007, beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect four directors of Class III to serve until the Company’s 2010 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and act upon a proposal to approve the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan;

3.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on March 14, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

You are cordially invited and urged to attend the Meeting. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy.

By order of the Board of Directors,

Don J. Wang
Chairman of the Board

Houston, Texas
March 30, 2007

YOUR VOTE IS IMPORTANT.

To ensure your representation at the Meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the Meeting.

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 4, 2007
PROXY STATEMENT FOR 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 4, 2007
SOLICITATION, REVOCABILITY AND VOTING OF PROXIES
VOTING SHARES AND VOTING RIGHTS
ITEM 1. ELECTION OF DIRECTORS
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
NOMINATING PROCESS AND COMMUNICATION WITH THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER MATTERS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2. APPROVAL OF THE METROCORP BANCSHARES, INC. 2007 STOCK AWARDS AND INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
ITEM 3. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS

METROCORP BANCSHARES, INC.
9600 Bellaire Boulevard, Suite 252
Houston, Texas 77036

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 4, 2007

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of MetroCorp Bancshares, Inc. (the “Company”) for use at the 2007 Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 4, 2007 beginning at 10:00 a.m., local time, and any adjournment thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2007 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 30, 2007.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is exercised by (i) submitting to the Secretary of the Company a duly executed proxy bearing a later date, (ii) delivering to the Secretary of the Company a written notice of revocation, or (iii) attending the Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker to revoke his or her proxy.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors of the Company and the cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with forwarding the proxy materials to the beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report to Shareholders, including consolidated financial statements, for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on March 14, 2007 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of March 14, 2007, there were 10,955,669 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the four Class III nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. A broker non-vote occurs when a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions from its customer with respect to a particular matter.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan (“2007 Incentive Plan”) and to ratify the appointment of the independent registered public accounting firm. The proposal to approve the 2007 Incentive Plan is a “non-discretionary” item, meaning that brokers and banks who hold shares in an account for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Abstentions have the same effect as a vote against such proposals. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The Board of Directors currently consists of thirteen directors. In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class III directors expires at the Meeting. The terms of the current Class I and Class II directors expire at the annual meeting of shareholders in 2008 and 2009, respectively.

The Governance and Nominating Committee has recommended to the Board of Directors and the Board of Directors has approved the nomination of Tiong Loi Ang, Tommy Chen, Charles Roff and Joe Ting to fill the expiring Class III director positions. Each of the nominees currently serves as a Class III director. If elected at the Meeting, the four Class III nominees will serve until the annual meeting of shareholders in 2010.

Daniel B. Wright, a Class I director, resigned from the Board effective March 14, 2007 and John E. Peterson, Jr., who currently serves as a Class III director, has decided to retire from the Board effective May 4, 2007. Accordingly, if the four nominees for Class III director are elected at the Meeting, the composition of the Board will be four Class I directors, four Class II directors and four Class III directors.

The four Class III nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth the name, age and positions with the Company and its wholly owned subsidiaries, MetroBank, N.A. (“MetroBank”) and Metro United Bank, of each nominee for election as a director of the Company:

		Positions with
		the Company,
		MetroBank and
Name	Age	Metro United Bank

Tiong Loi Ang	75	Class III Director of the Company

Tommy F. Chen	69	Class III Director of the Company; Director of MetroBank

Charles L. Roff	45	Class III Director of the Company; Director of MetroBank

Joe Ting	54	Class III Director of the Company; Director of MetroBank

Tiong Loi Ang.  Mr. Ang was first appointed to the Board of Directors in April 2000. Mr. Ang has been involved in real estate development in Malaysia, Hong Kong, China and the United States for more than fifty years. He is Chairman of the Board of Erimos Pharmaceutical, a joint venture oncology drug development company with Johns Hopkins University. Mr. Ang is the Chairman of the Board and the controlling shareholder of Gaumnitz, Inc. Gaumnitz, Inc. owns the building in which the Company’s corporate headquarters and MetroBank’s Bellaire branch is located.

Tommy F. Chen.  Mr. Chen is a Class III director of the Company and was an organizing director of MetroBank. Since 1983, he has been the owner of the Downtown Shell (Subway) Station. He was an aerospace engineer at NASA for three years and worked for Chevron Oil Company and Amoco Oil Company for six years. Mr. Chen has held a real estate brokers license in Texas since 1981. He received a Bachelors degree from the University of Taiwan, a Masters degree in Physics from Clark University in Worcester, Massachusetts and a Masters degree and a Ph.D. in Electrical Engineering from the University of Oklahoma. Mr. Chen serves as a director on the Chinatown Community Development Board and is a member of the Taiwanese Chamber of Commerce of North America. Mr. Chen is not related to Ms. Helen F. Chen.

Charles L. Roff.  Mr. Roff was elected as a Class III director of the Company in 2004 and has been a director of MetroBank since 2001 and serves as a member of MetroBank’s Asset and Liability Committee and the Governance and Nominating Committee. Mr. Roff is the Vice Chairman of Roff Resources LLC, a private investment firm and has served in that capacity since 1998. From 1995 to 1998, Mr. Roff was Vice Chairman and

Director of PetroUnited Terminals, Inc., a bulk liquid storage services company. Mr. Roff received his law degree from the University of Texas School of Law in 1987 and while there, was the Scholarly Publications Editor of the Texas International Law Journal. Mr. Roff also was awarded a Bachelor of Arts degree from Wesleyan University in 1983, with high honors. He is actively involved in various charitable and civic organizations.

Joe Ting.  Mr. Ting is a Class III director of the Company and has served as a director of MetroBank since 1989. He was elected as Vice Chairman of MetroBank’s Board of Directors in 1999. Mr. Ting serves as a member of the Company’s Compensation Committee and is the Chair of the Governance and Nominating Committee. He has been the President of West Plaza Management, Inc., a real estate investment company, for more than ten years, and serves on the Board of Directors of the Houston Convention Center Hotel Corporation. Mr. Ting has extensive knowledge in the plastic manufacturing industry and in real estate investing. He received a Masters in Business Administration from the Florida Institute of Technology.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class I and Class II directors, whose terms of office do not expire at the Meeting, and certain officers of the Company, MetroBank and Metro United Bank:

		Positions with
		the Company,
		MetroBank and
Name	Age	Metro United Bank

Directors:

Helen F. Chen	59	Class I Director of the Company; Director of MetroBank

May P. Chu	59	Class II Director of the Company; Director of MetroBank

Shirley L. Clayton	69	Class I Director of the Company; Director of MetroBank; Director of Metro United Bank

George M. Lee	57	Class I Director, Executive Vice Chairman, President and Chief Executive Officer of the Company; Director, Executive Vice Chairman and Chief Executive Officer of MetroBank; Director and Chairman of the Board of Metro United Bank

John Lee	63	Class II Director of the Company; Director of MetroBank

Edward A. Monto	66	Class II Director of the Company; Director of MetroBank

David Tai	55	Class I Director and Secretary of the Company; Director and President of MetroBank; Director of Metro United Bank

Don Wang	62	Class II Director and Chairman of the Board of the Company; Director and Chairman of MetroBank

Executive officers who are not also directors:

David Choi	49	Executive Vice President and Chief Financial Officer of the Company and MetroBank

Mitchell W. Kitayama	50	Executive Vice President of the Company; Chief Executive Officer and Vice Chairman of Metro United Bank

Terrance J. Tangen	59	Chief Credit Officer and Executive Vice President of MetroBank

Directors

Helen F. Chen.  Ms. Chen is a Class I director of the Company and was elected as a member of the Board of Directors of MetroBank in 1989. She is the President of Metro Investment Group, Inc., an investment company that holds shares of Common Stock of the Company as its principal asset. She has served as the President of the Houston Chinese Schools Association and served as Chairman of the Board of the Houston Northwest Chinese School for many years. A member of various civic organizations in Houston, Ms. Chen focuses her efforts in the Chinese community. Ms. Chen is the sister of Don J. Wang. Ms. Chen is not related to Mr. Tommy F. Chen.

May P. Chu.  Ms. Chu is a Class II director of the Company and an organizing director of MetroBank. Ms. Chu serves on the Company’s Compensation Committee and is Chair of the Audit Committee. She is the founder of Signet Consulting, a bank management consulting firm specializing in regulatory issues and has served as its President for more than fifteen years. She received a Bachelors of Arts degree in Physics from the University of California at Berkeley and a Ph.D. in Economics from Case Western Reserve University. Ms. Chu was employed at Texas Commerce Bank and Texas Commerce Bancshares, Inc. for more than five years, first in the Economics Division and subsequently in Mergers/Acquisitions.

Shirley L. Clayton.  Ms. Clayton was appointed as a Class I director of the Company and a director of MetroBank in April 2004 and serves as a member of the Company’s Audit Committee. She was appointed as a director of Metro United Bank in October 2005. She retired as the President and CEO of Abmaxis Inc., a subsidiary of Merck & Co. From 2000 to 2003, she was the Chief Financial Officer of CBYON Inc., a surgical instrument company. Prior to joining CBYON, she was a co-founder, President and Chief Financial Officer of Raven Biotechnologies. She has been President, CEO or CFO of several technology companies, including Protein Design Labs and Genentech. From 1976 to 1981, she was with the Bank of America where she served in both lending and operations functions, including Head of Corporate Banking in Mountain View, California and Assistant Branch Manager. Ms. Clayton received a Masters of Business Administration degree from the Stanford Business School and a Bachelor of Arts from Smith College.

George M. Lee.  Mr. Lee was named President and Chief Executive Officer of the Company and Chief Executive Officer of MetroBank in July 2004 and Chairman of Metro United Bank in October 2005. He has served as a Class I director of the Company and a director of MetroBank since March 1999 and was elected to serve as Executive Vice Chairman of the Board of the Company in September 2003. Prior to that, Mr. Lee served as the President and Chief Executive Officer of Erimos Pharmaceutical (formerly BioCure Medical LLC), a joint venture between a private investment group and Johns Hopkins University. Its mission is to develop and commercialize a series of patented cancer drugs that have very low toxicity. From 1997 through 2000, Mr. Lee was an investor and an active executive team member of Higher Dimensions Medical, a cutting edge high tech company involved with the development and manufacturing of puncture-proof material. Prior to this, from 1987 to 1997, he served as the Chief Operating Officer and President at different publicly-traded companies, including Hanover Direct in New York and Fingerhut Companies in Minnesota. His areas of responsibility included strategic planning and new business acquisitions. Mr. Lee received a Bachelor of Science in Econometrics from the University of Wisconsin and a Masters of Business Administration from Minnesota State University. Mr. George Lee is not related to Mr. John Lee.

John Lee.  Mr. Lee is a Class II director of the Company and was an organizing director of MetroBank. He is Executive Vice President of Alpha Seafood Enterprises, Inc. and serves as the Treasurer, Director and co-founder of United Oriental Capital Corporation, a Specialized Small Business Investment Company. For six years, Mr. Lee served as President and manager for numerous motels in the Houston area. Mr. Lee received a Bachelor of Arts degree in Agricultural Economics from National Chung Hsing University. He is a member of the Taiwanese Chamber of Commerce of North America. Mr. Lee is the brother-in-law of Mr. David Tai. Mr. Lee is not related to Mr. George Lee.

Edward A. Monto.  Mr. Monto was elected a Class II director of the Company in 2004 and has been a director of MetroBank since 2001. Mr. Monto serves as Chair of the Compensation Committee and as a member of the Governance and Nominating Committee. Mr. Monto is a private investor and is President of the Board of Harris County Municipal Utility District #191. From 1997 to 2000, Mr. Monto was President and Chief Operating Officer of Reliant Energy International and from 1970 to 1996 held senior positions in marketing and business development of various oil, petroleum and chemical companies in the United States and abroad. He has served on the Boards of various charitable, civic and educational institutions as well as serving as Chairman of the Advisory Committee of the U.S. Export-Import Bank of the United States during 2002 and 2003. He received a Bachelor of Business Administration degree from the University of Miami.

David Tai.  Mr. Tai is a Class I director of the Company, an organizing director of MetroBank and was appointed as a member of the Board of Directors of Metro United Bank in October 2005. Mr. Tai is the Executive Vice President and Secretary of the Company and the President and Vice Chairman of the Board of MetroBank. Mr. Tai is a leader in the Asian-American community through his active involvement in several organizations. He has served as the President of the Taiwanese Chamber of Commerce of Greater Houston and is the Executive Advisor of the Taiwanese Chamber of Commerce of North America, an organization that has members in 25 cities across the United States, Canada and Mexico. He is also active in the World Taiwanese Chamber of Commerce and serves as its Executive Consular. In 1999, Mr. Tai was appointed as a director of the State Bar of Texas Chief Disciplinary Council’s Houston Region Grievance Council. He received a Bachelor of Business Administration degree from Fu-Jen Catholic University in Taiwan in 1974 and a Masters in Business Administration degree from Murray State University in 1977. He is also a 2004 graduate of the ABA Stonier School of Banking at Georgetown University. Mr. Tai is a member of the Asian Realtors Association, the Asian Chamber of Commerce and the United Way. He is a Counselor at the Taiwanese Cultural Center. Mr. Tai is the President Elect of the Fu-Jen Worldwide Alumni Association and the Director of the Fu-Jen University Foundation. He also has served as the Chairman of the Chopin’s Corner Foundation since 2006. Mr. Tai is the brother-in-law of Mr. John Lee.

Don J. Wang.  Mr. Wang is a Class II director of the Company and an organizing director of MetroBank. Mr. Wang serves as Chairman of the Board of the Company and MetroBank. He has also served as Chairman of the Board of New Era Life Insurance Company since 1989. He has also served as a Board member of the Greater Houston Partnership since 1991 and served on the Supervisory Board of Directors of the World Trade Division and serves on the Advisory Board of Directors of Greater Houston Convention and Visitors Bureau. Mr. Wang is Chairman of the Board of the Chinese Senior Estate — HUD Senior Housing Project. He has served on the Boards of Directors of Harris County Hospital District and served on the Advisory Board Committee of the Ex-Im Bank of the U.S. in Washington, D.C. Mr. Wang has a history of community leadership in Houston. He has actively participated in the promotion of Asian businesses and has played a principal role in relationship building between the Asian and non-Asian communities in and around Houston. He held the position of President of the Chambers of Commerce of North America from 1991 to 1992 and has served as a board member of the Houston Asian Chamber of Commerce. He has received many awards for his work in community relations. He received a Bachelors of Science degree from National Chung Hsing University and a Masters in Science degree from Utah State University. Mr. Wang is the brother of Ms. Helen F. Chen.

Executive Officers Who Are Also Not Directors

David Choi.  Mr. Choi was named Executive Vice President and Chief Financial Officer of the Company and MetroBank in November 2004. Mr. Choi joined the Company with over 20 years experience in finance, banking and manufacturing. Prior to joining the Company, Mr. Choi served as Vice President and Chief Financial Officer of TECO-Westinghouse Motor Company in Round Rock, Texas, where he was responsible for all financial and administrative operations since 2000. From 1988 to 1999, Mr. Choi held different positions at JP Morgan Chase Bank in Houston. From 1995 to 1999, he was Senior Client Manager and Vice President of International Banking, having previously served as Vice President and Trust Officer of Corporate Trust for Chase. Mr. Choi holds a Bachelor of Science in Economics and Business Administration from the University of Wisconsin, and a Master of Business Administration, with a concentration in Finance, from Michigan State University.

Mitchell W. Kitayama.  Mr. Kitayama was named Executive Vice President of the Company in July of 2005 and Chief Executive Officer of Metro United Bank in October 2005. Mr. Kitayama has over 24 years of experience in the financial services industry, serving as Treasurer at First American Bank, SSB, Bryan, Texas; CorEast Savings Bank, Richmond, Virginia; Goldome Realty Credit Corp., Buffalo, New York and First Federal Savings & Loan, Austin, Texas. From 1997 to 2005, Mr. Kitayama served as Senior Vice President and Treasurer with East West Bank in San Marino, California. Mr. Kitayama received his Masters of Business Administration and his Bachelor of Arts degrees from Baylor University.

Terrance J. Tangen.  Mr. Tangen was named Executive Vice President and Chief Credit Officer of MetroBank in October 2001. Mr. Tangen has over 30 years experience in bank lending and credit. Prior to joining MetroBank, he served as a Senior Vice President and Credit Officer for Bank One. Mr. Tangen joined Bank One in 1997 as a Credit Approval Officer responsible for reviewing and approving corporate, commercial and energy loans. Prior to joining Bank One, Mr. Tangen served as Loan Supervisor for Wells Fargo Bank in Houston responsible for commercial and energy credit approval. He began his career in Denver in 1974 as a credit analyst. After 15 years as a lender, manager and Vice President of Credit Administration for two banks in that market, he moved to First Interstate Bank in Houston as a Senior Vice President and Manager of Credit Review. In 1992, he became the Senior Credit Officer for their south Texas market. He continued in that capacity through that bank’s merger with Wells Fargo in 1996. Mr. Tangen earned his Bachelor degree from the Minnesota State University — Moorhead and a Masters of Business Administration from the University of Colorado. He is also a graduate of the Pacific Coast Banking School in Seattle. Mr. Tangen is a Past President and member of the board of the Texas Chapter of RMA — The Risk Management Association.

Each executive officer of the Company is elected by the Board of Directors of the Company and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company held eight meetings during 2006. No director attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which such director served, except Tiong Loi Ang.

Committees of the Board of Directors

The Company’s Board of Directors has three committees, the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, each of which is described below:

Audit Committee.  The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters, appoints the independent registered public accounting firm for the Company, MetroBank and Metro United Bank, and reviews and approves the scope of the work of the independent registered public accounting firm. The Audit Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. During 2006, the Audit Committee held fourteen meetings.

The Audit Committee is comprised of May P. Chu (Chair), Shirley L. Clayton and John E. Peterson, Jr., each of whom the Board has determined to be an “independent director” of the Company as defined in the applicable rules of the Nasdaq Stock Market and in Section 10A of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that Ms. Clayton has the requisite attributes of an “audit committee financial expert” as defined by Securities and Exchange Commission regulations and that such attributes were acquired through relevant education and experience, and that she is able to read and understand fundamental financial statements and has substantial business experience and a level of experience and knowledge necessary to meet the “financial sophistication” qualifications under the applicable Nasdaq rules.

Compensation Committee.  The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s equity incentive plan and makes recommendations to the Board of Directors as to option and award grants to employees of the Company, MetroBank and Metro United Bank under such plan. The Compensation Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com.

The Compensation Committee is comprised of Edward A. Monto (Chair), May P. Chu and Joe Ting, each of whom the Board has determined to be an “independent director” as defined by the applicable rules of the Nasdaq Stock Market. The Compensation Committee held eight meetings in 2006.

Governance and Nominating Committee.  The Governance and Nominating Committee is responsible for identifying and recommending to the Board of Directors individuals qualified to become members of the Board and identifying directors to serve on the various committees of the Board. The Governance and Nominating Committee is also responsible for shaping the Company’s corporate governance policies and practices, including recommending corporate governance guidelines applicable to the Board and the Company and monitoring compliance with such guidelines. The Governance and Nominating Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com.

The Governance and Nominating Committee is comprised of Joe Ting (Chair), Edward A. Monto and Charles Roff, each of whom the Board has determined to be an “independent director” as defined by the applicable rules of the Nasdaq Stock Market. During 2006, the Governance and Nominating Committee held seven meetings.

Independent Directors

The Company’s Board of Directors is currently comprised of 13 directors. The Board of Directors has determined that the following directors are “independent directors” as defined in the applicable rules of the Nasdaq Stock Market: Tommy F. Chen, May P. Chu, Shirley L. Clayton, Edward A. Monto, John E. Peterson, Jr., Charles L. Roff and Joe Ting.

The independent directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board of Directors. In 2006, the independent directors held four executive sessions.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, MetroBank and Metro United Bank, including the Company’s Chief Executive Officer and senior financial officers. A copy of the Code of Ethics is available at no charge upon written request to: MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Corporate Secretary.

Director Compensation

For 2006, directors of the Company did not receive a fee for attending Board meetings. However, members of the committees of the Company’s Board of Directors did receive a fee for committee meeting attendance. Prior to August 2006, the members of the Audit Committee received a fee of $500 for each quarterly Audit Committee meeting attended and $300 for all other Audit Committee meetings attended, and the members of the Compensation Committee and the Governance and Nominating Committee received a fee of $300 for each committee meeting attended. The same fees are paid for meetings attended by teleconference. Beginning in August 2006, the fees for attendance at all committee meetings was changed to $500. In addition, the Audit Committee Chair is paid a $10,000 annual retainer and the Compensation Committee Chair and the Governance and Nominating Committee Chair are each paid a $5,000 annual retainer in consideration of the work load experienced by the committee chairs due to greater scrutiny being placed on corporate governance.

Each director of the Company also serves as a director of MetroBank, except Mr. Tiong Loi Ang. In 2006, the Board of Directors of MetroBank held nine meetings. For 2006, non-employee directors of MetroBank received a fee of $1,000 for each meeting of MetroBank’s Board of Directors attended, and prior to August 2006, a fee of $500 for each Directors Credit Committee meeting attended and a fee of $300 for all other MetroBank committee meetings attended. Beginning in August 2006, the MetroBank committee meeting attendance fee was changed to $500 per meeting for all committees.

Shirley L. Clayton also serves as a non-employee director of Metro United Bank. The Board of Directors of Metro United Bank meets monthly. For 2006, Ms. Clayton received a fee of $500 for each meeting of the Metro United Bank Board of Directors and $300 for each Loan Committee meeting attended. Beginning in June 2006, the attendance fee paid to non-employee directors of Metro United Bank was changed to $1,000 for Board of Director meetings and $500 for Loan Committee meetings.

Any director of MetroBank or Metro United Bank who lives out of town from where a Board meeting is held receives reimbursement of his or her travel expenses to attend such meetings.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2006. Although certain of the named executive officers of the Company are also directors of the Company, MetroBank and/or Metro United Bank, such officers do not receive a fee for their service on such Board(s).

Director Compensation for the Fiscal Year Ended December 31, 2006

	Fees Earned or
Name	Paid in Cash		Total

Tiong Loi Ang	—		—
Helen F. Chen	$10,000		$10,000
Tommy F Chen	38,100		38,100
May P. Chu	29,000	(1)	29,000
Shirley L. Clayton	38,800	(2)	38,800
John Lee	10,000		10,000
Edward A. Monto	46,150	(3)	46,150
John Peterson, Jr.	15,900		15,900
Charles Roff	14,600		14,600
Joe Ting	46,500	(4)	46,500
Don J.Wang	110,000	(5)	110,000
Daniel B. Wright	8,000		8,000

(1)	Includes a $10,000 retainer fee for service as Chair of the Audit Committee.

(2)	Ms. Clayton is also a director of Metro United Bank and the fees earned include $22,700 for her services with Metro United Bank Board.

(3)	Includes a $5,000 retainer fee for service as Chair of the Compensation Committee.

(4)	Includes a $5,000 retainer fee for service as Chair of the Governance and Nominating Committee.

(5)	Represents Mr. Wang’s annual salary as Chairman of the Board.

NOMINATING PROCESS AND COMMUNICATION WITH THE BOARD OF DIRECTORS

Nominating Procedures

General

The Governance and Nominating Committee will consider nominees to serve as directors of the Company and recommend such persons to the Board of Directors. The Governance and Nominating Committee will also consider recommendations from shareholders for director candidates who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the directors’ resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Criteria for Director Nominees

The Governance and Nominating Committee considers the following in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the Committee deems relevant, including the size of the Board of Directors and regulatory disclosure obligations. The Governance and Nominating Committee considered these same criteria when they recommended the nominees for election at the Meeting.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee and the Board will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and such director’s independence.

Process for Identifying and Evaluating Director Nominees

Pursuant to its charter, the Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Governance and Nominating Committee follows when they identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Committee relies on personal contacts of the current members of the Board of Directors as well as their knowledge of members of MetroBank and Metro United Bank’s local communities. The Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures discussed below. The Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Committee will determine whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Committee will conduct a check of the individual’s background and will interview the candidate.

Procedures to be Followed by Shareholders

The Governance and Nominating Committee will consider timely shareholder nominations for director in accordance with the Company’s Amended and Restated Bylaws. To be timely, a written notice of the proposed nomination must be received by the Secretary of the Company not later than sixty (60) days prior to the meeting at which the election of directors will occur. To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Board, care of the Corporate Secretary, at the Company’s main office:

1.	The name and address of the shareholder making the nomination and the person recommended as a director nominee;

2.	A representation that the shareholder is a holder of record of the Company’s Common Stock entitled to vote at the meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

3.	A description of all arrangements or understandings between the shareholder giving the notice and the recommended nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder;

4.	All information regarding a recommended nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

5.	The written consent of the recommended nominee to being named in the proxy statement as a nominee and to serving as director of the Company if elected.

If the Governance and Nominating Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the nominee and the shareholder or group of shareholders recommending such nominee and will disclose in its proxy statement whether the Governance and Nominating Committee chose to nominate the such nominee, as well as certain other information.

Shareholder Communications with the Board of Directors

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Written communications may be made to the Board of Directors or to specific members of the Board by delivering them to the intended addressee, care of Corporate Secretary, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Governance and Nominating Committee.

In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. All directors attended the Company’s 2006 annual meeting of shareholders held on April 28, 2006.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. Edward A. Monto, May P. Chu and Joe Ting, each of whom the Board of Directors has determined to be an independent director, as defined in the Nasdaq Stock Market listing standards, serve on the Compensation Committee. This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2006 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, MetroBank and Metro United Bank.

Role of Executives in Establishing Compensation

The Chief Executive Officer along with management reviews the performance of the executive officers (other than the Chief Executive Officer) of the Company, MetroBank and Metro United Bank, and based on such reviews, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation amounts payable to such executive officers of the Company, MetroBank and Metro United Bank. The Chief Executive Officer is not involved with any aspect of determining his own pay. The Compensation Committee establishes the compensation level for the Chief Executive Officer.

Compensation Committee Activity

In addition to its role with executive compensation matters, the Compensation Committee, pursuant to the provisions of the Company’s equity incentive plans, has authority to determine the employees and directors of the Company, MetroBank and Metro United Bank to whom stock options or other awards shall be granted, the number of shares to be granted to each employee and certain terms of the option or award grant. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to equity awards to be granted to the employees and directors of the Company, MetroBank and Metro United Bank (other than the Chief Executive Officer). The Compensation Committee also has authority to interpret the plans, amend the plans and to rescind the rules and regulations relating to the plans. In 2006, the Compensation Committee recommended the adoption of a new incentive plan known as the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, which was approved by the Board of Directors in January 2007 and is being submitted for shareholder approval at the Meeting.

The Compensation Committee has delegated to management the administration of the Purchase Plan (as defined below) in accordance with the guidelines approved by the Board of Directors.

Compensation Philosophy

The compensation philosophy of the Company incorporates the basic principle that executive compensation should be related directly to corporate performance and increases in shareholder value, while ensuring that key employees are motivated and retained. The following objectives guide the decision-making for the Compensation Committee:

•	The Company must provide a competitive total compensation package to attract and retain key executives;

•	The compensation packages and programs must be strategically aligned with the annual budget as well as the Company’s long-term business objectives; and

•	The compensation packages must include a variable or performance component to ensure a link between executive remuneration and the Company’s overall performance, thereby aligning executive compensation with the interest of shareholders.

Peer Groups

Management engages an independent firm to conduct yearly surveys related to the compensation levels of the chief executive officer and board of director members of peer group banks in the State of Texas. Based on the survey results, management recommends to the Compensation Committee the levels of compensation it deems appropriate to retain and attract viable candidates to fill similar leadership positions at the Company, Metro Bank and Metro United Bank.

Setting Executive Compensation

In reviewing the 2006 compensation of each of the named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, annual cash incentives, long-term equity incentives, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under existing employment agreements. The Compensation Committee also relies on the surveys conducted by management to ensure that the compensation levels used to retain and attract needed executive talent remains current with the competitive marketplace for such talent in Houston, Dallas and California.

Executive Compensation — Elements

The Company’s compensation programs for executive officers are comprised of the following components: a base salary, a non-equity cash incentive program, a long-term equity incentive program, a contributory savings 401(k) plan and various perquisites and other personal benefits.

Base Salary

Salaries provide the executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. The Compensation Committee establishes the base salary level for the Chief Executive Officer primarily by comparison to competitive salary levels for executive officers in similarly situated positions at banking organizations of a size or characteristic similar to the Company, with some attention given to the geographic location of such banking organizations. The Compensation Committee also approves the base salary level for each of the other executive officers based on information and recommendations provided by management. Generally, base salaries are not based on specific measures of corporate performance, but are determined by tenure of service, scope of the position, including current job responsibilities, relative salaries of the Company’s peers and the officer’s individual performance and contribution to the Company. In making its recommendation to the Compensation Committee, management utilizes surveys to assist it in determining the base salary ranges of those persons having similar responsibilities at other financial institutions. Individual performance evaluations are considered, including a perception of the executive’s potential to increase responsibilities. Changes in the cost of living are also taken into account. All base salary levels of the named executive officers, including the Chief Executive Officer, which are generally reviewed annually, are considered by the Compensation Committee to be competitive and in the median range of comparative salaries of other banking organizations.

Non-Equity Cash Incentive Program

The annual compensation of the Company’s named executive officers consists primarily of a base salary and an annual cash incentive. The annual cash incentive is designed to help achieve the objectives of the compensation program by rewarding the executive officers for the attainment of profitable growth and stable financial and operating conditions. Pursuant to the Company’s non-equity cash incentive program, Incentive By Objective (the “IBO”), an executive officer of the Company is eligible to receive a certain percentage (which varies by level within the Company) of his base salary as an annual cash incentive. The size of the cash incentive payment is dependent on a combination of the Company’s performance and the officer’s individual performance in a particular year based upon certain Company and individual performance targets. The weight given to Company performance targets and individual performance targets varies by the officer’s position within the Company. The Company’s performance indicators are established annually and contain a component for financial performance, customer retention and growth, process improvement and employee training and development. With respect to the overall Company performance, each component is assigned a weight and for fiscal year 2006, financial performance carried a 35% weight, customer retention and growth carried a 35% weight, process improvement carried a 20% weight and employee training and development carried a 10% weight. In addition to an IBO cash incentive, the Compensation Committee may also pay discretionary cash incentives to executive officers, including the named executive officers.

Pursuant to his employment agreement, Mr. Lee has been provided with an incentive compensation plan that allows him to earn up to 100% of his base salary as cash incentive compensation based on certain predetermined performance measures. Performance at expected or budgeted performance levels consistent with opportunities in the market place will result in incentive compensation of 50% of his base salary, while the maximum incentive compensation will be earned for superior performance results. The performance criteria may include, but not be limited to, EPS growth, asset growth, operating efficiency, return on equity, loan concentration, asset durability and overall performance evaluation by the Board of Directors.

In addition to any amounts payable to Mr. Lee pursuant to the incentive compensation plan, the Compensation Committee may also grant Mr. Lee a discretionary bonus. In consideration of his efforts undertaken with respect to the integration and growth of Metro United Bank during 2006, the Compensation Committee approved a discretionary bonus for Mr. Lee for service in 2006 in the amount of $50,000.

Long-Term Equity Incentive Awards

The Company maintains an equity compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. The Compensation Committee believes that these key employees will carry the main responsibility for increased growth, asset quality and profitability of the Company into the future. Stock options have been the Company’s primary form of long-term equity incentive compensation. As of December 31, 2006, 817,125 options were outstanding under the Company’s incentive plans, 444,375 of which were held by named executive officers.

Stock Incentive Plan

The Company’s 1998 Stock Incentive Plan (“Incentive Plan”) authorizes the issuance of up to 1,050,000 shares of Common Stock under both “non-qualified” and “incentive” stock options and performance shares of Common Stock. Pursuant to the Incentive Plan, non-qualified options and incentive stock options will be granted at no less than the fair market value of the Common Stock and must be exercised within ten years, or such shorter period as set forth in the individual stock option agreement relating to each option grant. Performance shares are certificates representing the right to acquire shares of Common Stock upon the satisfaction of performance goals established by the Company. Holders of performance shares have all of the voting, dividend and other rights of shareholders of the Company, subject to the terms of the award agreement relating to such shares. If the performance goals are achieved, the performance shares will vest and may be exchanged for shares of Common Stock. If the performance goals are not achieved, the performance shares may be forfeited. In 2006, the Company granted options to acquire 241,500 shares of Common Stock. As of December 31, 2006, 817,125 options were outstanding under the Incentive Plan. No performance shares have been awarded under the Incentive Plan.

Purchase Plan

Although not an equity incentive plan, the Company also maintains the 1998 Employee Stock Purchase Plan (“Purchase Plan”), which authorizes the offer and sale of up to 300,000 shares of Common Stock to employees of the Company and its subsidiaries (other than executive officers) at a pre-established discount from the market price of the Common Stock. The Purchase Plan is implemented through ten annual offerings. Each year the Board of Directors determines the number of shares to be offered under the Purchase Plan, if any. Pursuant to the Purchase Plan, the offering price per share is an amount equal to 85% of the closing price of a share of Common Stock on the business day immediately prior to the commencement of such offering. In each offering, each employee may purchase a number of whole shares of Common Stock with an aggregate value equal to 20% of the employee’s base salary, but not in excess of $10,000, divided by the offering price. The employee pays for the Common Stock either immediately or through a payroll deduction program over a period of up to one year, at the employee’s option. The first annual offering under the Purchase Plan began in the second quarter of 1999. As of December 31, 2006, 63,658 shares have been issued under the Purchase Plan since inception. No shares were offered in connection with the Purchase Plan in 2006.

Contributory Savings 401(k) Plan

The Company provides for a 401(k) tax-deferred profit sharing plan for all employees, including named executive officers, pursuant to which the Company matches each participant’s contributions up to a maximum of 4% of such employee’s annual compensation.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s executive compensation program. The named executive officers are eligible to participate in the Company’s employee benefits plans, which are generally available to all Company employees. The Compensation Committee reviews the perquisites and other personal benefits provided to the executive officers annually, and offers such benefits after consideration of the business need. The primary perquisites provided by the Company in 2006 include a car allowance, the payment of certain life insurance premiums and the payment of certain health insurance premiums.

Change in Control Provisions in Equity Plans and Agreements

Termination With a Change in Control

Under the Company’s Incentive Plan, in the event of a change in control (as defined in the Incentive Plan), all options and performance awards will immediately become vested and exercisable or satisfiable, as applicable. In the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awards in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

As of December 31, 2006, the named executive officers held non-vested options to acquire an aggregate total of 109,500 shares of Company Common Stock which will become immediately vested and exercisable upon a change in control. Assuming the conditions for a change in control were satisfied as of December 31, 2006, the aggregate cash value of such options would be approximately $391,739 (based upon the closing price of the Company Common Stock on December 29, 2006).

Termination Without a Change in Control

Each option granted under the Incentive Plan that is exercisable as of the date of termination may be exercised within three months of termination provided that the employee was not terminated for cause (as defined in the Incentive Plan). If an employee is terminated for cause, then all options (whether or not exercisable) shall terminate upon the date of termination. Upon the death or disability of an employee, all options granted under the Incentive Plan (whether or not exercisable) may be exercised within one year from the date of death or determination of disability.

As of December 31, 2006, the named executive officers held exercisable options to acquire an aggregate total of 334,875 shares of Company Common Stock. Assuming the conditions for a termination without a change in control were satisfied as of December 31, 2006, the aggregate cash value of such options would be approximately $3,375,543 (based upon the closing price of the Company Common Stock on December 29, 2006).

Tax and Accounting Implications

Stock-Based Compensation.  The Company accounts for stock-based compensation, including options granted pursuant to the Incentive Plan in accordance with the requirements of SFAS No. 123R, which the Company adopted effective January 1, 2006.

Deductibility of Executive Compensation.  Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Nonqualified Deferred Compensation.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. While the final regulations have not yet become effective, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Summary Compensation Table

The following table provides certain summary information for the fiscal year ended December 31, 2006 concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company or its subsidiary banks (determined as of the end of the last fiscal year) (“named executive officers”):

				Non-Equity
			Option	Incentive	All Other
Name and Principal Position	Salary	Bonus	Awards(1)	Compensation(2)	Compensation		Total

George M. Lee	$274,041	—	$20,164	$335,000	$18,150	(3)	$647,355
President and Chief Executive Officer of the Company; Chief Executive Officer of MetroBank
David C. Choi	169,375	—	7,310	101,250	16,106	(4)	294,041
Chief Financial Officer and Executive Vice President of the Company and MetroBank
Mitchell W. Kitayama	180,000	—	14,621	60,000	19,754	(5)	274,375
Executive Vice President of the Company; Chief Executive Officer of Metro United Bank
David Tai	198,758	—	7,310	110,000	19,126	(6)	335,194
Executive Vice President and Secretary of the Company; President of MetroBank
Terrance J. Tangen	173,344	—	7,310	97,500	17,402	(7)	295,556
Chief Credit Officer and Executive Vice President of MetroBank

(1)	Represents the dollar amount of compensation cost for stock option awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Financial Accounting Standards Board Statement No. 123R and accordingly, may include amounts from options granted in and prior to 2006. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2006 are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

(2)	The amounts reported in this column reflect the cash payments earned in 2006 by the named executive officers under the Company’s annual cash incentive program, which is discussed in more detail under “Non-Equity Cash Incentive Program” on page 14.

(3)	Consists of a car allowance of $6,000, 401(k) matching contribution of $11,192 and payment of the premium on a life insurance policy for the benefit of Mr. Lee of $958.

(4)	Consists of a car allowance of $6,000, 401(k) matching contribution of $9,888 and payment of the premium on a life insurance policy for the benefit of Mr. Choi of $218.

(5)	Consists of a car allowance of $9,000, 401(k) matching contribution of $225, payment of the premium on a life insurance policy for the benefit of Mr. Kitayama of $864, and payment of the premium for health insurance for Mr. Kitayama’s dependents of $9,665.

(6)	Consists of a car allowance of $6,000, 401(k) matching contribution of $12,490 and payment of the premium on a life insurance policy for the benefit of Mr. Tai of $636.

(7)	Consists of a car allowance of $6,000, 401(k) matching contribution of $10,873 and payment of the premium on a life insurance policy for the benefit of Mr. Tangen of $529.

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award made to each named executive officer under any plan during the fiscal year ended December 31, 2006 (adjusted for the 3-for-2 stock split effective September 1, 2006):

Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2006

									All Other
									Option
		Grant							Awards:	Exercise
		Date Fair	Estimated Future Payouts			Estimated Future Payouts			Number of	or Base
		Value of	Under Non-Equity			Under Equity			Securities	Price of
	Grant	Option	Incentive Plan Awards(1)			Incentive Plan Awards(2)			Underlying	Option
Name	Date	Awards	Threshold	Target	Maximum	Threshold	Target	Maximum	Options(3)	Awards

George M. Lee	07/21/06	$169,800	—	$142,500	$285,000	15,000	30,000	30,000	30,000	$21.0867
David C. Choi	04/03/06	34,200	—	—	—	—	—	—	7,500	17.7067
Mitchell W. Kitayama	04/03/06	68,400	—	—	90,000	—	—	—	15,000	17.7067
David Tai	04/03/06	34,200	—	—	—	—	—	—	7,500	17.7067
Terrance J. Tangen	04/03/06	34,200	—	—	—	—	—	—	7,500	17.7067

(1)	The amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during 2006 under the Company’s incentive program based upon the achievement of certain performance goals in accordance with the incentive program and Mr. Lee’s and Mr. Kitayama’s respective Employment Agreements and base salary as of December 31, 2006. The amounts of annual cash incentive compensation earned in 2006 have been determined and were paid in January, 2007. The amounts paid are included in the “Non-Equity Incentive Compensation” column of the Summary Compensation table.

(2)	The amounts set forth in these columns reflect the amount of stock options that potentially could have been granted to Mr. Lee pursuant to his Employment Agreement based upon his performance and the Company’s performance.

(3)	The amounts set forth in this column reflect the actual amount of stock options granted to the named executive officers pursuant to the Incentive Plan. These options vest over a three-year period at a rate of 30%, 30% and 40% per year and expire 7 years from the grant date.

Outstanding Equity Awards

The following table contains information concerning the unexercised options and other equity incentive plan awards for each named executive officer as of the December 31, 2006 (adjusted for the 3-for-2 stock split effective September 1, 2006):

Outstanding Equity Awards at 2006 Fiscal Year-End

	Number of	Number of
	Securities	Securities
	Underlying	underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

George M. Lee	150,000	—	$10.0067	07/21/2014
	24,375	—	14.0333	01/28/2012
	18,000	12,000	15.0000	07/22/2012
	—	30,000	21.0867	07/21/2013
David C. Choi	15,000	—	12.7200	11/02/2011
	9,000	6,000	13.2000	06/10/2012
	4,500	3,000	16.0267	08/10/2012
	—	7,500	17.7067	04/03/2013
Mitchell W. Kitayama	22,500	15,000	14.2333	07/13/2012
	—	15,000	17.7067	04/03/2013
David Tai	15,000	—	11.1867	09/10/2011
	4,500	3,000	16.0267	08/10/2012
	—	7,500	17.7067	04/03/2013
Terrance Tangen	52,500	—	7.5000	10/23/2011
	7,500	—	8.7333	06/20/2010
	7,500	—	11.1867	09/10/2011
	4,500	3,000	16.0267	08/10/2012
	—	7,500	17.7067	04/03/2013

Employment Agreements

Employment Agreement with George M. Lee

On January 26, 2007, the Company entered into an employment agreement with George M. Lee, the President and Chief Executive Officer of the Company, Chief Executive Officer of MetroBank and Chairman of the Board of Directors of Metro United Bank and the prior employment agreement between the Company and Mr. Lee was terminated. The employment agreement is for a term of five years and provides for a minimum annual salary of $285,000 subject to annual review and adjustments at the discretion of the Company’s Board of Directors. The employment agreement also provides for reimbursement of certain business expenses, participation in employee benefit plans and a monthly automobile allowance of $500. The employment agreement further provides that Mr. Lee will be granted options to acquire 15,000 to 30,000 shares of Common Stock annually based on Company and individual performance. In addition, Mr. Lee can earn a bonus in an amount up to 100% of his base salary based on the performance of the Company.

In the event of a change of control (as defined in the employment agreement) and the involuntary termination of Mr. Lee, Mr. Lee will be entitled to receive (i) his base salary for the remainder, if any, of the calendar month in which such termination is effective and for thirty-six (36) consecutive calendar months thereafter, (ii) an amount equal to three times his bonus for the previous fiscal year and (iii) medical and life insurance for two years following such termination.

Assuming that the conditions for a payment under the employment agreement because of a change in control had been met as of December 31, 2006, Mr. Lee would have been entitled to receive a lump sum payment of approximately $1,860,000 representing three times his salary and bonus for 2006, less applicable statutory deductions. In addition, the Company would be required to pay the premiums on medical and life insurance for Mr. Lee for two years following termination.

If Mr. Lee’s employment is terminated by the Company for cause or if Mr. Lee voluntarily resigns, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the date of termination. Mr. Lee will not be entitled to receive any bonus for the fiscal year in which the termination occurs or any subsequent fiscal year.

If Mr. Lee’s employment is terminated by the Company as a result of death, Mr. Lee’s estate will be entitled to receive all accrued and unpaid base salary through the end of the month in which his death occurred and a prorated portion of his bonus for that fiscal year, if any. If Mr. Lee’s employment is terminated by the Company as a result of disability, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the end of the calendar month in which the termination is effective and for the succeeding three months, or until disability insurance benefits commence under the disability insurance furnished by the Company, if sooner. Assuming that the conditions for a payment under the employment agreement as a result of disability had been met as of December 31, 2006, Mr. Lee would have been entitled to receive a lump sum payment of approximately $71,250 representing three months base salary, less applicable statutory deductions.

Employment Agreement with Mitchell W. Kitayama

On July 15, 2005, the Company entered into an employment agreement with Mitchell W. Kitayama, Executive Vice President of the Company and Chief Executive Officer of Metro United Bank. The employment agreement is for a term of three years and may be extended prior to the second anniversary of the agreement and each year thereafter upon the written agreement of the parties. Pursuant to the employment agreement, Mr. Kitayama’s base annual salary is $180,000, subject to annual review and adjustments at the discretion of the Company’s Board of Directors, and he will be eligible to receive annual performance bonuses up to 50% of his base pay under the Company’s bonus program applicable to the Company’s other executive vice presidents.

The employment agreement provides that if Mr. Kitayama terminates his employment for good reason (as defined in the employment agreement) within one year following a change in control (as defined in the employment agreement), he will be entitled to receive from the Company (i) a lump sum payment representing all compensation and benefits earned by him and unpaid as of the date of termination and (ii) a lump sum payment equal to the greater of (a) eighteen (18) months base salary at the highest rate earned at any time during the twelve (12) months immediately preceding the termination or (b) the remainder of the base salary due to Mr. Kitayama from the date of termination through the term of the employment agreement. Assuming that the conditions for a payment under the employment agreement with respect to a termination for good reason in connection with a change in control had been met as of December 31, 2006, he would have been entitled to a lump sum payment of approximately $270,000, less applicable statutory deductions.

The employment agreement also provides that if Mr. Kitayama is terminated without cause, he will be entitled to receive from the Company the greater of (i) a lump sum payment equal to eighteen (18) months base salary at the highest rate earned at any time during the twelve (12) months immediately preceding the termination or (ii) continuation of his base salary (or a lump sum payment at employer’s options) from the date of termination through the term of the employment agreement. Assuming that the conditions for a payment under the employment agreement with respect to a termination without cause had been met as of December 31, 2006, he would have been entitled to a lump sum payment of approximately $270,000, less applicable statutory deductions.

Further, if Mr. Kitayama is terminated for cause or as a result of disability or death, Mr. Kitayama, or his legal representatives in the case of death, will be entitled to receive from the Company a lump sum payment representing all compensation and benefits earned by Mr. Kitayama and unpaid as of the date of termination.

Letter Agreements

MetroBank has entered into letter agreements with Messrs. Tai, Choi and Tangen, each a named executive officer. The respective letter agreements provide that in the event of involuntary termination or a decrease in employment status as a result of a change of control of MetroBank each respective officer will be paid an amount equal to eighteen (18) months current salary, less applicable statutory deductions. Additionally, the agreement provides that all unvested stock options shall fully vest and become exercisable. Based on the number of unvested stock options each possessed as of December 31, 2006, Messrs. Tai, Choi and Tangen would be entitled to immediate vesting of 10,500, 16,500 and 10,500 options, respectively. Assuming that the conditions for a payment under the letter agreements had been met as of December 31, 2006, Messrs. Tai, Choi and Tangen would be entitled to receive an amount equal to eighteen (18) monthly payments of $16,667, $14,375 and $14,584, respectively, less applicable statutory deductions.

Compensation Committee Interlocks and Insider Participation

During 2006, no executive officer of the Company served as (1) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2006, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure under “Interests of Management and Others in Certain Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Edward A. Monto, Chair
May P. Chu
Joe Ting

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is comprised of May P. Chu, Shirley L. Clayton and John E. Peterson, Jr., each of whom the Board of Directors has determined is an independent director of the Company as defined in the applicable rules of the Nasdaq Stock Market, Inc. and in Section 10A of the Securities Exchange Act of 1934. The Board of Directors has also determined that Shirley L. Clayton is an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and satisfied itself as to the firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended.

The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements in accordance with the standards of the Public Company Accounting Oversight Board.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed the independent registered public accounting firm and the Board concurred in such reappointment.

The Audit Committee

May P. Chu, Chair
Shirley L. Clayton
John E. Peterson, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2006 and 2005 by PricewaterhouseCoopers LLP:

	2006	2005

Audit fees(1)	$730,314	$678,016
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	19,240	(2)

Total	$730,314	$697,256

(1)	Consists of fees billed for professional services rendered in connection with the integrated audit and quarterly reviews of the Company’s consolidated financial statements.

(2)	Consists of fees billed for professional services rendered in connection with the acquisition of First United Bank and consultation and research regarding derivatives and stock based compensation.

Audit Committee Pre-Approval Policy

The Audit Committee shall pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof) to be provided to the Company by the independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Don J. Wang, the Company’s Chairman of the Board, is a principal shareholder and Chairman of the Board of New Era Life Insurance Company (“New Era”). During 2006, New Era was the agency used by the Company for the insurance coverage the Company provides to employees of the Company and MetroBank and their dependents. The coverage consists of medical and dental insurance. The Company paid New Era $1.7 and $1.5 million for such insurance coverage during each of the years ended December 31, 2006 and 2005, respectively.

In addition to the insurance transactions, MetroBank had six commercial real estate loan participations with New Era as of December 31, 2006. These loans were originated and are being serviced by MetroBank. All six loans are contractually current on their payments. The following is an analysis of these loans as of December 31, 2006 and 2005 (in thousands):

	2006(1)	2005

Gross balance	$38,376	$17,018
Less: participation portion sold to New Era	(12,753)	(6,691)

Net balance outstanding	$25,623	$10,327

(1)	The loans have interest rates that float with the prime rate and mature March 2007, October 2008, June 2010, August 2010 and March 2012. The percent of the participation portion sold to New Era varies from 8.29% to 50.00%.

Tiong Loi Ang, a director of the Company, is Chairman of the Board and the controlling shareholder of Gaumnitz, Inc. Gaumnitz, Inc. owns the building in which the Company’s corporate headquarters and MetroBank’s Bellaire branch are located and has entered into lease agreements for these locations with the Company and MetroBank. The lease agreements covering the different areas comprising the Company’s headquarters have lease commitment dates ranging from June 2003 to March 2006, at a net rent of $41,330 per month and the expiration dates ranging from December 2010 to May 2013. The lease covering MetroBank’s Bellaire branch commenced on December 29, 2003 at a total rent of $11,203 per month and will expire in December 2011. For these respective lease agreements, the Company paid Gaumnitz, Inc. $630,000 and $576,000 during the years ended December 31, 2006 and 2005, respectively.

Many of the directors and executive officers of the Company, MetroBank and Metro United Bank and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of MetroBank or Metro United Bank. During 2006, MetroBank and Metro United Bank made loans in the ordinary course of business to directors and executive officers of the Company, MetroBank and Metro United Bank principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company, MetroBank or Metro United and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company, MetroBank and Metro United Bank and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by MetroBank or Metro United Bank to executive officers, directors and principal shareholders satisfy the foregoing standards. On December 31, 2006, all of such loans outstanding aggregated $827,000. MetroBank and Metro United Bank expect to have such transactions or transactions on a similar basis with their respective directors and executive officers, and the directors, executive officers and principal shareholders of the Company and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 14, 2007 by (1) each director and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

	Number of		Percentage Beneficially
Name	Shares		Owned(1)

Principal Shareholders Not Listed Below
Wellington Management Company, LLP	584,293	(2)	5.33%
Metro Investment Group, Inc.	737,336	(3)	6.73
Siah Chin Leong	690,000	(4)	6.30
Leslie Looi Meng	578,988	(5)	5.29
Directors and Named Executive Officers
Tiong Loi Ang	164,882	(6)	1.51
Helen F. Chen	848,778	(7)	7.75
Tommy F. Chen	324,939	(8)	2.97
David Choi	30,750	(9)	*
May P. Chu	139,896		1.28
Shirley L. Clayton	750		*
Mitchell Kitayama	28,500	(10)	*
George M. Lee	210,946	(11)	1.89
John Lee	228,310	(12)	2.08
Edward A. Monto	25,500		*
John E. Peterson, Jr.	1,500		*
Charles L. Roff	3,037		*
David Tai	409,636	(13)	3.73
Terrance J. Tangen	74,250	(14)	*
Joe Ting	119,172	(15)	1.10
Don J. Wang	959,373	(16)	8.74
Daniel B. Wright	150		*
Directors and named executive officers as a group (17 persons)	3,570,369		31.54

*	Indicates ownership that does not exceed 1.0%.

(1)	The percentage of shares beneficially owned was calculated based on 10,955,669 shares of Common Stock outstanding as of March 14, 2007. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by Wellington Management Company, LLP. Wellington Management Company, as an investment advisor, may be deemed to have beneficial ownership of the shares reflected in the table as of December 31, 2006. Wellington Management Company reported that it shared dispositive power with respect to the 584,293 shares reflected in the table and shared voting power with respect to 205,293 of such shares. According to the Schedule 13G, the shares reflected in the table are owned of record by clients of Wellington Management Company.

(3)	Metro Investment Group, Inc.’s address is 16607 Southern Oaks Drive, Houston, Texas 77069. Director Helen F. Chen is the controlling shareholder and President of Metro Investment Group, Inc. and has voting and investment control of the shares.

(4)	Siah Chin Leong’s address is c/o Vincent, Ltd., 321 Orchard Rd., 8-06 Singapore 239-193.

(5)	Leslie Looi Meng’s address is 327 River Valley Road #16-02, Casuarina Yong An Park, Singapore 238-359.

(6)	Includes 64,325 shares held of record by Mr. Ang’s spouse, 42,621 shares held of record by Gaumnitz, Inc., of which Mr. Ang is Chairman of the Board and has voting and investment control.

(7)	Includes 737,336 shares held of record by Metro Investment Group, Inc. of which Ms. Chen is the President and has voting and investment control.

(8)	Includes 156,635 shares held of record by Mr. Chen’s spouse.

(9)	Consists of 30,750 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

(10)	Consists of 27,000 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

(11)	Includes 6,271 shares held of record by Mr. Lee’s spouse and 192,375 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

(12)	Includes 19,968 held of record by each of Mr. Lee’s daughter and son and 42,708 shares held of record by Mr. Lee’s sister.

(13)	Consists of 21,750 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

(14)	Includes 74,250 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

(15)	Includes a total of 13,155 shares held of record by each of Mr. Ting’s three children.

(16)	Includes 644,812 shares held of record by two trusts, 19,986 shares held of record by Mr. Wang’s spouse, 29,326 shares held of record by a non-profit corporation over which Mr. Wang has voting and investment control, 100,000 shares held of record by Thomas Wu over which Mr. Wang has shared investment power and 18,750 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and reports of changes in ownership of such with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2006, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were complied with, except that George M. Lee did not timely file a Form 4 to report the grant of stock options. This transaction has been reported to the SEC.

ITEM 2.

APPROVAL OF THE METROCORP BANCSHARES, INC.
2007 STOCK AWARDS AND INCENTIVE PLAN

On January 26, 2007, the Company’s Board of Directors approved the MetroCorp Bancshares, Inc. 2007 Stock Awards Incentive Plan, subject to shareholder approval at the Meeting. The following summary of the material features of the 2007 Incentive Plan is qualified in its entirety by reference to the full text of the 2007 Incentive Plan, which is attached to this proxy statement as Appendix A.

Purpose of the Plan

The Company believes that it has been able to attract highly qualified personnel in part through the use of stock incentives, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional stock incentives. As of December 31, 2006, options to purchase 817,125 shares of common stock were outstanding and only 108,210 shares of common stock remained available for issuance under the Company’s 1998 Stock Incentive Plan. Accordingly, the Board of Directors approved the 2007 Incentive Plan as a continuing source of employee incentives. The Board believes that a share reserve of 350,000 shares will enable the Company to continue to provide the necessary incentives to its employees and directors.

Administration

The Company’s Compensation Committee, comprised solely of independent directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), will administer the 2007 Incentive Plan. The Compensation Committee will have the authority to determine and designate which employees, directors or consultants are eligible to receive grants of options or other awards and to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The Compensation Committee is also authorized to interpret the 2007 Incentive Plan and the respective award agreements executed under the 2007 Incentive Plan and to make all other determinations with respect to the 2007 Incentive Plan.

Eligibility

Awards under the 2007 Incentive Plan may be granted to all employees of the Company and its affiliates, directors of the Company or consultants who performs services to the Company; provided that incentive stock options may be granted only to employees of the Company or its affiliates.

Types of Awards

The 2007 Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, performance awards and phantom stock awards. A summary of each type of award is as follows:

Stock Options.  A stock option confers upon the awardee the right to purchase a certain number of shares of common stock at an established exercise price. the Company’s Compensation Committee may authorize the grant of options that are either incentive stock options (ISOs) within the meaning of Section 422(b) of the Code, or options that do not constitute incentive stock options (nonqualified stock options).

The exercise price of each ISO and nonqualified stock option granted under the 2007 Incentive Plan will be determined by the Company’s Compensation Committee, except that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Each option is exercisable for a period not to exceed ten years. For each option, the Company’s Compensation Committee will establish among other terms, (1) the term of the option, (2) the time or period of time in which the option will vest, and (3) treatment of the option upon the awardee’s termination of employment. No individual may be granted in any twelve month period stock options to purchase more than 50,000 shares of common stock.

To the extent that the aggregate fair market value (determined in the manner prescribed by the 2007 Incentive Plan) of the common stock with respect to which ISOs become exercisable for the first time by any awardee during any calendar year under all plans of the Company exceeds $100,000, the ISOs shall be treated as nonqualified stock options. Any ISO granted to a holder of 10% or more of the Company’s common stock must (1) have an exercise price of at least 110% of the fair market value of the common stock subject to the option on the date of grant and (2) must not be exercisable after five years from the date of the grant.

Restricted Stock Awards.  A grant of shares of restricted stock represents shares of common stock which are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (forfeiture restrictions). The Company’s compensation committee has sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (1) the attainment of one or more performance goals established by the compensation committee that are based on the Company’s (a) earnings per share, (b) efficiency ratio, (c) non-performing loan amounts or (d) asset growth, (2) the awardee’s continued employment with the Company for a specified period of time or (3) a combination of any two or more of the factors listed in clauses (1) and (2). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the 2007 Incentive Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. No individual may be awarded more than 20,000 shares of restricted stock in any twelve month period.

At the time of the award of restricted stock, the Company’s Compensation Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment of the awardee prior to the lapse of the forfeiture restrictions. The Compensation Committee may determine the amount and form of any payment for the shares of common stock received pursuant to an award of restricted stock, however, if no such determination is made, an awardee must pay only to the extent required by law.

Stock Appreciation Rights.  A stock appreciation right (SAR) shall confer on the awardee a right to receive, upon exercise, the excess of (1) the fair market value of one share of common stock on the date of exercise over (2) the exercise price of such SAR as determined by the Company’s Compensation Committee as of the date of grant of the SAR, which shall not be less than the fair market value of one share of common stock on the date of grant. SARs may be granted independently or in connection with the grant of an option. The exercise of SARs granted in connection with the grant of an option will result in the surrender of the right to purchase the shares under such option. The Compensation Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, whether or not an SAR shall be in tandem with any other award, rules pertaining to termination of employment and any other terms and conditions of any SAR. The settlement of SARs may be payable in either cash, common stock or a combination thereof, unless the SARs are subject to Section 16 of the Exchange Act, whereby the Compensation Committee shall either determine the form of payment or approve an election by an awardee to receive cash in full or partial settlement. No individual may be granted in any twelve month period SARs with respect to more than 50,000 shares of common stock.

Performance Awards.  A performance award entitles the awardee to receive payment of an amount based on the achievement of certain performance measures established by the Company’s Compensation Committee. Such performance measures shall include earnings per share, efficiency ratio, non-performing loan amounts and asset growth. The Compensation Committee will determine the period of time over which such performance shall be measured, the maximum value of each performance award and the method and amount of payment of a performance award. The amount of payment may not exceed the maximum value of the performance award and the method of payment may be either cash, common stock or a combination thereof which is made in a lump sum payment. A performance award shall terminate upon termination of an awardee’s employment or service on the board or otherwise during the performance period. No individual may be granted performance awards in any twelve month period where the value of such awards exceeds $100,000.

The Company’s Compensation Committee determines which of the eligible employees will be granted a performance award under the 2007 Incentive Plan for any performance period. At or before the start of each performance period, the Compensation Committee establishes written performance objectives based on one or more of the criteria set forth above for each awardee. At the same time, the Compensation Committee also establishes a bonus opportunity for each awardee, which is the amount of the bonus the awardee will earn if the performance objectives are fully satisfied. The Compensation Committee may specify a minimum acceptable level of achievement of each performance objective below which no bonus is payable with respect to that objective, and additional levels above the minimum (which may also be above the targeted performance objective), with a formula to determine the percentage of the bonus opportunity to be earned at each level of achievement above the minimum. Performance at a level above the targeted performance objective may entitle the employee to earn a bonus in excess of 100% of the bonus opportunity. At the end of the performance period, the Compensation Committee determines the extent to which the performance objectives have been attained and the extent to which the bonus opportunity has been earned under the formula previously established by the Compensation Committee.

Phantom Stock Awards.  A phantom stock award is the right to receive shares of common stock (or cash in an amount equal to the fair market value thereof) or an amount equal to any appreciation in the fair market value of the common stock (or a portion thereof) over a specified period of time. A phantom stock award shall vest over a period of time or upon the occurrence of an event as determined by the Company’s Compensation Committee. The Compensation Committee shall determine the maximum value, the vesting period, the amount and method of payment of each phantom stock award and the payment of cash dividend equivalents, if any. The amount of payment may not exceed the maximum value of the phantom stock award and such payment may be made either in cash, common stock or a combination thereof and in a lump sum payment. Except as otherwise provided by the Compensation Committee or by the phantom stock award agreement, a phantom stock award shall terminate upon termination of an awardee’s employment with the Company during the vesting period.

Amendment and Termination

The Company’s board of directors may amend or terminate the 2007 Incentive Plan at any time, except that without shareholder approval, it may not make any amendment which would (1) increase the maximum number of shares of the Company common stock which may be issued pursuant to the provisions of the 2007 Incentive Plan (other than adjustments for reason of a stock dividend or distribution, stock split or similar events), (2) materially modify the eligibility requirements for participation in the 2007 Incentive Plan, (3) change the class of employees, directors or consultants eligible to receive awards or materially increase the benefits accruing to such participants under the 2007 Incentive Plan, (4) extend the term of the 2007 Incentive Plan, (5) decrease the authority of the Compensation Committee in contravention of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (Rule 16b-3), or (6) require shareholder approval under Rule 16b-3, the exchange on which common stock is listed, or Sections 162(m) or 422 of the Code or any successor provisions. Further, the Board may not make any change in an outstanding award which would impair the rights of the awardee, without the consent of the awardee. Except with respect to awards then outstanding, if not sooner terminated, the 2007 Incentive Plan will terminate and no further awards shall be granted after the expiration of ten years from the date of its adoption.

Recapitalization or Change in Control

The 2007 Incentive Plan includes customary provisions providing for proportionate adjustments in the number of shares subject to outstanding awards and the exercise prices in the event of stock splits, stock dividends, combination of shares or other relevant events or changes in capitalization.

In the event of a change of control of the Company (as defined in the 2007 Incentive Plan), all outstanding awards will immediately vest and become exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding award upon the occurrence of a change of control, provided that no action may reduce the value of an award. With respect to options, the actions the Compensation Committee may take upon a change of control include, but are not limited to: (1) accelerating the time at which options may be exercised for a limited period before a specified date, after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value (as defined in the 2007 Incentive Plan) of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems appropriate or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Tax Effects of Participation in the 2007 Incentive Plan

Status of Options.  The federal income tax consequences both to the awardee and the Company of options granted under the 2007 Incentive Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Nonqualified Stock Options.  No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Incentive Stock Options.  No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock.  No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the fair market value of the restricted stock, over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights.  No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of common stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Performance Awards and Phantom Stock Awards.  Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when such awards vest and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxes the amount of ordinary income an awardee must recognize.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any calendar year. Compensation that qualifies as “performance based compensation” (as defined for purposes of Section 162(m)) is excluded from the $1 million limitation, and therefore remains fully deductible by the Company that pays it. Assuming the 2007 Incentive Plan is approved by the shareholders of the Company, the Company believes that options and SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying common stock at the date of grant, and other awards, the settlement or vesting of which is conditioned upon achievement of performance goals (based on criteria described above), will qualify as “performance based compensation,” although other awards under the 2007 Incentive Plan may not so qualify. The Company’s board believes that in light of Section 162(m), it is desirable to submit the 2007 Incentive Plan for shareholder approval.

Specific Benefits Under the 2007 Incentive Plan

Because options under the 2007 Incentive Plan will be granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future options that may be granted to directors and executive officers, if the 2007 Incentive Plan is approved. The Company has not approved any awards under the 2007 Incentive Plan that are conditioned upon shareholder approval of the 2007 Incentive Plan and is not currently considering any specific award grants under the 2007 Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company currently has stock options outstanding under the Company’s 1998 Stock Incentive Plan, which was approved by the Company’s shareholders. The following table provides information as of December 31, 2006 regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance (adjusted for the 3-for-2 stock split effective September 1, 2006):

EQUITY COMPENSATION PLAN INFORMATION

(c)
	(a)			Number of Securities
	Number of Securities			Remaining Available
	to be Issued		(b)	for Future Issuance
	Upon Exercise of		Weighted-Average	Under Equity Compensation
	Outstanding Options,		Exercise Price of	Plans (Excluding Securities
Plan Category	Warrants and Rights		Outstanding Options	Reflected in Column (a))

Equity compensation plans approved by security holders	817,125	(1)	$14.08	108,210	(1)
Equity compensation plans not approved by security holders	—		—	—

Total	817,125		$14.08	108,210

(1)	The information in this table is as of December 31, 2006 and does not include information regarding the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan to be voted on at the Meeting.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of the Company Common Stock represented at the Meeting is required to approve the 2007 Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE OF THE METROCORP BANCSHARES, INC. 2007 STOCK AWARDS AND INCENTIVE PLAN.

ITEM 3.

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year is not required by the Company’s organizational documents, state law or otherwise. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may, but is not obligated to, reconsider its selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR 2008 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2008 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than December 1, 2007. Shareholder proposals should be submitted to the Secretary of the Company at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, is available without charge to any shareholder upon written request to David C. Choi, Executive Vice President and Chief Financial Officer, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of other matters to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting, or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Don J. Wang
Chairman of the Board

Appendix A

METROCORP BANCSHARES, INC.
2007 STOCK AWARDS AND INCENTIVE PLAN

I. PURPOSE

The purpose of the METROCORP BANCSHARES, INC. 2007 STOCK AWARDS AND INCENTIVE PLAN (the “Plan”) is to provide a means through which MetroCorp Bancshares, Inc (the “Company”), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those employees, Directors and consultants, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company’s and its Affiliates’ employ. A further purpose of the Plan is to provide such employees, Directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Director or consultant as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any entity with whom the Company would be considered a single employer under Code Section 414(b) or 414(c); provided, however, that in applying Code Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code Section 414(c), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company; (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(e) “Change of Control Value” shall mean (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g) “Committee” means the Board or a committee designated by the Board. If the Company is subject to Section 16 of the 1934 Act, the Committee shall be composed entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3), each of whom shall be an “outside director” for purposes of Code Section 162(m)(4), and shall be appointed by and serve at the pleasure of the Board.

(h) “Company” means MetroCorp Bancshares, Inc.

(i) A “consultant” means an individual (other than a Director) who performs services for the Employer as an independent contractor.

(j) A “covered employee” means an individual described in Code Section 162(m)(3).

(k) “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(l) An “employee” means any person (including an officer or a Director) whom the Employer has classified as an employee, regardless of whether such person is retroactively or prospectively classified as a common law employee by any state or federal governmental agency or court.

(m) “Employer” means the Company or an Affiliate.

(n) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(o) “Holder” means an individual who has been granted an Award.

(p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422(b) of the Code.

(q) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(r) “Nonqualified Stock Option” means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u) “Parent Corporation” means a “parent corporation” of the Company within the meaning of Code Section 424(e).

(v) “Performance Award” means an Award granted under Paragraph X of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.

(x) “Phantom Stock Award” means an Award granted under Paragraph XI of the Plan.

(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(z) “Plan” means the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, as amended from time to time.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.

(cc) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(dd) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(ee) “Stock” means the common stock, $1.00 par value, of the Company.

(ff) “Stock Appreciation Right” means an Award granted under Paragraph VIII of the Plan.

(gg) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(hh) “Subsidiary Corporation” means a “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

III. EFFECTIVE DATE AND DURATION OF THE PLAN

This Plan shall be effective on January 26, 2007, which is the date of its adoption by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders within twelve months after the Effective Date. If the Plan is not so approved by the Company’s stockholders, (a) the Plan shall not be effective, and (b) any grants of Awards under the Plan shall immediately expire and be of no force and effect. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION

(a) Committee.  The Plan shall be administered by the Committee.

(b) Powers.  Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, Directors or consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Employer’s success and such other factors as the Committee in its discretion shall deem relevant.

(c) Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each

Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d) Expenses.  All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. STOCK SUBJECT TO THE PLAN

(a) Stock Grant and Award Limits.  The Committee may from time to time grant Awards to one or more employees, Directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the maximum aggregate number of shares of Stock that may be issued under the Plan is 350,000, any or all of which may be issued through Incentive Stock Options. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award (other than an Award of Restricted Stock) lapses or is canceled or the rights of its Holder terminate or the Award is cashed-out, any Stock subject to such Award shall again be available for grant under an Award. Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an Award under the Plan. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Separate stock certificates shall be issued by the Company for those shares acquired pursuant the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

Notwithstanding any provision in the Plan to the contrary, no more than 50,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any 12 month period, no more than 50,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any 12 month period, and no more than 20,000 shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any 12 month period. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Section XII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights or Restricted Stock Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to “covered employees” to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards that are forfeited.

(b) Stock Offered.  The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all employees, directors and consultants of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all employees of the Company, a Parent Corporation or a Subsidiary Corporation, including an entity that becomes a Parent Corporation or a Subsidiary Corporation after adoption of the Plan. A recipient of an Award must be an employee, Director or consultant at the time the Award is granted. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an

Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period.  The term of each Option shall be as specified by the Committee at the date of grant.

(b) Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options.  Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any Holder during any calendar year under all plans of the Company and its Parent Corporation or Subsidiary Corporations exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d) Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) subject to the approval by the Committee, certificates representing “mature shares” of Stock theretofore owned by the Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. For purposes of this Plan, “mature shares” means shares of Common Stock for which the Optionee has good title, free and clear of all liens and encumbrances, transferability restrictions or risk of forfeiture, and which the Optionee either (i) has held for at least six months or (ii) has purchased on the open market. Each Option shall specify the effect of termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e) Exercise price and Payment.  The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall never be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Paragraph XII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f) Stockholder Rights and Privileges.  The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g) Options and Rights in Substitution for Stock Options Granted by Other Corporations.  Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary Corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary Corporation.

(h) All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders of the Company prior to the first anniversary date of the Board meeting held to approve this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the State of Texas.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights.  A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

(b) Other Terms and Conditions.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c) Exercise Price.  The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall never be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)) and (ii) shall be subject to adjustment as provided in Paragraph XII.

(d) Exercise Period.  The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e) Limitations on Exercise of Stock Appreciation Right.  A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee.  Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee that are based on Earnings Per Share goal attainment, Efficiency Ratio goal attainment, Non-Performing Loan goal attainment, and/or Asset Growth goal attainment (ii) the Holder’s continued employment with the Employer for a specified period of time, or (iii) a combination of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

(b) Other Terms and Conditions.  Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Unless otherwise provided in a Restricted Stock Agreement, dividends payable with respect to a Restricted Stock Award will be paid to a Holder in cash on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to a Restricted Stock Award shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (a) above.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, subject to any provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c) Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Agreements.  At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

(e) Acceleration.  The Committee at any time may accelerate the time or conditions under which the Forfeiture Restrictions lapse.

(f) Certification.  With respect to a Restricted Stock Award granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Award, or the payment of dividends with respect to such Restricted Stock Award, is conditioned in whole or in part on the attainment of performance goals, such Forfeiture Restrictions shall not lapse and such dividends shall not be paid unless and until the Committee certifies in writing that such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.

X. PERFORMANCE AWARDS

(a) Performance Period.  The Committee shall establish, with respect to and at the time of grant of each Performance Award, a performance period over which the performance of the Holder shall be measured.

(b) Performance Awards.  Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

(c) Performance Measures.  Prior to or upon the commencement of each performance period (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the Committee shall establish written performance goals for each Performance Award granted to a Holder for such performance period. The performance goals shall be based on one or more of the following criteria: Earnings Per Share goal attainment, Efficiency Ratio goal attainment, Non-Performing Loan goal attainment, and/or Asset Growth goal attainment.

At the time of establishing the performance goals, the Committee shall specify (i) the formula to be used in calculating the compensation payable to a Holder if the performance goals are obtained, and (ii) the individual employee or class of employees to which the formula applies. The Committee may also specify a minimum acceptable level of achievement of the relevant performance goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Performance Award deemed to have been earned by the Holder upon attainment of each such level of achievement, which percentage may exceed 100%. The performance goals and amount of each Performance Award need not be the same as those relating to any other Performance Award, whether made at the same or a different time. Notwithstanding the terms of any Performance Award, the maximum payout under this Plan pursuant to a Performance Award to any individual for any calendar year shall not exceed $100,000.

Notwithstanding the terms of any Performance Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Performance Award payable to any Holder for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Holder, unsatisfactory performance of the Holder, or the Holder’s service for less than the entire performance period. Notwithstanding the foregoing, the reduction of a Performance Award payable to a Holder may not result in an increase in the amount of a Performance Award payable to another Holder.

(d) Awards Criteria.  In determining the value of Performance Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

(e) Certification.  Promptly after the date on which the necessary information for a particular performance period becomes available, the Committee shall determine, and certify in writing (with respect to each Holder who is a “covered employee”), the extent to which the Performance Award for such performance period has been earned, through the achievement of the relevant performance goals, by each Holder for such performance period.

(f) Payment.  As soon as administratively feasible after the Committee has determined and certified in writing (if required with respect to a “covered employee”) the extent to which a Performance Award has been earned, but in no event later than March 15 of the calendar year immediately following the calendar year in which the performance period ends, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.

(g) Termination of Employment.  A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable performance period.

(h) Agreements.  At the time any Award is made under this Paragraph X, the Committee may require the Holder to enter into a Performance Award Agreement with the Company setting forth each of the matters contemplated hereby, and, in addition such matters are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XI. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards.  Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

(b) Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c) Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account an employee’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d) Payment.  Following the end of the vesting period for a Phantom Stock Award, but in no event later than March 15 of the calendar year immediately following the calendar year in which the vesting period ends, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e) Termination of Employment.  A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable vesting period, except as may be otherwise set forth in the Award at the time of grant.

(f) Agreements.  At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XII. RECAPITALIZATION OR REORGANIZATION

(a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

(b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

(c) In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change of Control described in Paragraph II(d)(ii), the Committee may determine, in its discretion, that the treatment of Awards as described in this Paragraph shall apply only to Awards granted to employees, Directors or consultants of the affected bank.

(d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be equitably adjusted as to the number and price of shares of Stock or other consideration subject to such Awards, but only to the same extent that any equitable adjustment is made to shares of outstanding Stock. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code, if applicable, and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

(a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XII;

(b) to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;

(c) to extend the maximum period during which Awards may be granted under the Plan;

(d) to modify materially the requirements as to eligibility for participation in the Plan;

(e) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; or

(f) if such approval is required to comply with Rule 16b-3, if applicable, any rule promulgated by the exchange on which Stock is tradable, or Sections 162(m) or 422 of the Code or any successor provisions, if applicable.

XIV. MISCELLANEOUS

(a) No Right to An Award.  Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) Employees’ Rights Unsecured.  The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

(c) No Employment Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee’s employment at any time.

(d) Other Laws; Withholding.  The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1993, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(e) No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

(f) Restrictions on Transfer.  An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(g) Beneficiary Designation.  Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to his estate.

(h) Rule 16b-3.  It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(i) Section 162(m).  If the Company is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards may, if intended, constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder. With respect to any Restricted Stock Awards or Performance Awards granted to a “covered employee,” if the lapsing of the Forfeiture Restrictions of such Restricted Stock Awards, or the payment of such Performance Award, is contingent on the satisfaction of performance goals, (i) such performance goals shall be established in writing by the Committee not later than ninety (90) days after the commencement of the period of service to which the performance goals relate; provided, however, that the performance goals must be established before twenty-five percent (25%) of such period of service has elapsed, and (ii) the Forfeiture Restrictions shall not lapse, and/or the Performance Award shall not be paid, unless the shareholder approval requirements under Treasury Regulation § 1.162-27(e)(4) have been satisfied. The performance goals shall comply with the requirements of Treasury Regulation § 1.162-27(e)(2).

(j) Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Governing Law.  This Plan shall be construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, MetroCorp Bancshares, Inc. has caused this document to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of this 26th day of January, 2007.

/s/ Don J. Wang
Don J. Wang
Chairman of the Board

ANNUAL MEETING OF SHAREHOLDERS OF
METROCORP BANCSHARES, INC.
May 4, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

							FOR	AGAINST	ABSTAIN
1.	Election of four Class III Directors for a three-year term ending at the 2010 annual meeting of shareholders and each until their successors are duly elected and qualified.				2.	Approval of the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan.	☐	☐	☐
		NOMINEES:			3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007	☐	☐	☐
☐	FOR ALL NOMINEES	¡ ¡	Tiong Loi Ang Tommy Chen	Class lll Class lll
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Charles Roff Joe Ting	Class lll Class lll	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)
This Proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein to serve on the Board of Directors; (2) FOR the approval of the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan and (3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					This proxy will be voted FOR the proposals listed unless otherwise indicated.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
PROXY
METROCORP BANCSHARES, INC.
PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 4, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The 2007 Annual Meeting of Shareholders of MetroCorp Bancshares, Inc. (the “Company”) will be held at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 4, 2007 beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the Notice of 2007 Annual Meeting of Shareholders and related Proxy Statement accompanying this proxy.
     The undersigned hereby appoints Don J. Wang and David C. Choi and each of them, with or without the other, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2007 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.
     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals listed on the reverse side unless otherwise indicated.
(Continued and to be signed on the reverse side)

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